UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 11, 2017

TRENTON ACQUISITION CORP.

(Exact name of Registrant as specified in its charter)

Delaware	000-54479	45-2558944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Park Avenue, 4th Floor, New York, NY	10022
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (212) 356-0509

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On September 11, 2017, Trenton Acquisition Corp., a Delaware corporation (the “Company”), Intrommune Merger Sub LLC, a Delaware limited liability company that is wholly-owned by the Company (“Merger Sub”), and ZENII LLC d/b/a Intrommune Therapeutics (“Intrommune”), a New York limited liability company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Intrommune will merge with and into Merger Sub and the separate existence of Intrommune will cease and Merger Sub will continue as the surviving entity, wholly-owned by the Company (the “Merger”). Intrommune is a biopharmaceutical company developing an oral mucosal immunotherapy platform for the treatment of food allergies. The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Subject to the terms and conditions of the Merger Agreement, at the closing of the Merger (the “Closing”), (a) the officers of Company will resign and the officers of Intrommune will be appointed officers of the surviving entity; (b) all of the issued and outstanding membership units of Intrommune (the “Intrommune Units”) immediately prior to the Closing will automatically be converted into and exchangeable for such number of shares of the Company’s common stock, par value $.001 per share (“Common Stock”), representing a minimum of 50.5% and a maximum of 58.5% of the issued and outstanding shares of the Company’s capital stock, on a fully diluted basis, depending on the amount of the gross proceeds raised in the Qualified Financing (defined below); and (c) each outstanding option, warrant or other right to purchase Intrommune Units or any other outstanding security convertible into or exchangeable for Intrommune Units will be automatically cancelled.

Consummation of the Merger is subject to the condition that the Company shall have consummated, or be in a position to consummate simultaneously with the Merger, a private placement of Company Common Stock yielding gross proceeds to the Company of not less than $6 million and not more than $10 million (the “Qualified Financing”), as well as other customary closing conditions. The Merger is expected to close in the fourth quarter of 2017.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of September 11, 2017, by and among Trenton Acquisition Corp., Intrommune Merger Sub LLC and ZENII LLC*.

*Certain schedules and exhibits to this agreement have been omitted in accordance with item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

Trenton Acquisition Corp.

Dated: September 13, 2017	By:	/s/ Kenneth J. Kirsch
Kenneth J. Kirsch, President and Chief Financial Officer

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